                                                                   EXHIBIT 10.40

                             DISTRIBUTION AGREEMENT


         This Distribution Agreement ("Agreement") is made and entered into on this 23 day of January, 1998, between Leisure Time Technology (the "Company"), a Georgia corporation, 5825-B Peachtree Corners East, Norcross, Georgia 30092, and Sao Paulo Games Comercial LTDA (the "Distributor"), a Limited corporation, in Brazil.


                                    Recitals

         (A) The Company develops, manufactures, assembles, produces, markets, sells and distributes lines of gaming and amusement machines and related software, accessory, repair and replacement parts and other products under the name of Pot-O-Gold Multi-Game (collectively, the "POG Multi-Game Products"), Charity Gold, Lucky Leprechaun and Champion.

         (B) The Distributor is an experienced distributor of gaming devices, video games and related products to its customers in the Country of Brazil (the "Territory").

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutuality of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


             ARTICLE l--Appointment; Limitations; Competing Products


         (1.1) Subject to all of the terms and provisions hereof, the Company hereby appoints the Distributor as a exclusive distributor of the POG Multi-Game Products throughout the Territory. The Distributor agrees not to sell, lease or otherwise distribute POG Multi-Game Products to customers located outside the Territory and further agrees not to sell POG Multi-Game Products to customers in the Territory for use or subsequent resale, lease or distribution outside the Territory.

         (1.2) The Distributor acknowledges that it is an independent contractor hereunder and further acknowledges that neither the Distributor nor the Company shall be the agent, legal representative, joint venturer or partner of the other for any purpose whatsoever. Distributor shall hold itself out to its customers and the general public solely as an independent contractor in exercising its rights and performing its obligations under this Agreement.

         (1.3) The Distributor shall be solely responsible for all federal, state and local income taxes, unemployment taxes, Social Security contributions, Worker's Compensation premiums, import duties and all similar taxes and payments concerning the Distributor and its employees. None of its employees shall be eligible for any of the Company's employee benefit programs, nor shall any of them have any claim against the Company for sick leave, retirement benefits, Social Security, Worker's Compensation, disability or unemployment benefits. The Company shall not be liable for the payment of any of such taxes or payments to any federal, state or municipal government or agency, nor shall the Company be liable for any injury or damage to any person or property whatsoever by reason of, or in any manner growing out of, any of the Distributor's acts or failures to act hereunder.

         (1.4) The Distributor shall also be solely responsible for all expenses and liabilities it incurs or accrues in the performance of its obligations hereunder. Without limiting the generality of the preceding sentence, the Distributor shall pay all sales, income, excise and other taxes payable to all taxing authorities and jurisdictions in connection with the Distributor's sales of any of the POG Multi-Game Products to its customers pursuant hereto and the operation of its business.

         (1.5) The Distributor agrees to indemnify, defend and hold the Company harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including legal fees, incurred or accrued by the Company at any time or from time to time resulting directly or indirectly from the Distributor's breach or failure to perform or pay any of its obligations or liabilities under Sections 1.2, 1.3 or 1.4 of this Agreement. Upon the Company's request, the Distributor shall furnish the Company with documentation reasonably sufficient to evidence its performance and payment of all of its obligations and liabilities under Sections 1.2, 1.3 and 1.4 hereof.

         (1.6) At all times during the term of this Agreement, the Distributor shall use its best efforts to sell and to promote the sale of the POG Multi-Game Products in the Territory. The Distributor shall obtain the Company's prior approval of the truth and accuracy of all representations, claims and selling statements concerning the POG Multi-Game Products contained in all promotional or sales literature it develops at any time related to the POG Multi-Game Products.

         (1.7) NOT APPLICABLE. See Addendum 2

        ARTICLE II--Minimum Purchases; Distributor's Discounts; Promotion

         (2.1) The Distributor shall be required to purchase from the Company the minimum purchases of the multi-game machines of the POG Multi-Game Products (the "POG Machines") or POG Multi-Game Products set forth opposite each of the following quarterly periods:

         Period                                Minimum Purchases
         ------                                -----------------

    January 1, 1998 to                        140 POG Machines or
    December 31, 1998                         $840,000 of POG Multi-Game
                                              Products per quarterly period

    January 1, 1999 to                        250 POG Machines or
    December 31, 1999                         $1,400,000 of POG Multi-Game
                                              Products per quarterly period

    January 1, 2000 to                        250 POG Machines or
    December 31, 2000                         $1,400,000 of POG Multi-Game
                                              Products per quarterly period

         (2.2) The Distributor's failure to purchase from the Company in any quarterly period the minimum purchases of POG Machines or POG Multi-Game Products required for such quarterly period shall entitle the Company to terminate this Agreement; provided, however, the amounts of actual purchases of POG Multi-Game Products by the Distributor in any one quarterly period in excess of required minimum purchases for such quarterly period shall be carried forward, to the end of contract.

         (2.3) The Company will sell the POG Machines to the Distributor at a distributor's discounted price, as per Addendum 1.

         (2.4) The Company will sell all other POG Multi-Game Product to the Distributor at distributor's discounts below the Company's suggested retail prices, the amount of which distributor's discounts shall be determined from time to time by the Company.

         (2.5) The Distributor acknowledges the Company has furnished it with a schedule of its suggested retail prices for the POG Multi-Game Products in effect on the date of this Agreement. The Company shall be entitled to change its suggested retail prices for the POG Multi-Game Products as of the first day of each January, April, July and October during the term hereof. No increase in the Company's suggested retail prices shall be binding upon the Distributor until the Company shall have given the Distributor at least thirty (30) days prior written notice of such increase.

         (2.6) If the Company makes available, at any time or from time to time during the term of this Agreement, any discounts, incentives or promotions to any of its distributors in the Territory with respect to their purchases of POG Machines or POG Multi-Game Products from the Company, the application of which discount, incentive or promotion would reduce the purchase price otherwise payable by the Distributor under Section 2.3 or 2.4, the Company agrees to make each such discount, incentive or promotion available to the Distributor on the most favorable terms and conditions the Company makes it available to any of its other distributors.

                       ARTICLE III--Orders and Deliveries

         (3.1) All of the Distributor's orders for purchases of POG Multi-Game Products shall be made upon the Company's standard terms and in accordance with the terms and provisions of this Agreement. The Distributor acknowledges the Company has furnished it with a copy of the form of purchase order in effect on the date of this Agreement. Such purchase order contains the Company's standard terms. In no event will the use by the Distributor of its own purchase order, or the use by the Company of any form of acknowledgment or shipping document, be effective to vary, alter or modify the terms and provisions of the Company's standard terms or this Agreement; nor will such use have the effect of substituting the provisions set forth on such form for the provisions contained in the Company's standard terms or this Agreement.

         (3.2) All purchase orders placed by the Distributor shall be promptly acknowledged in writing by the Company. By this acknowledgment, or by another communication, the Company shall notify the Distributor of the anticipated dates of deliveries of POG Multi-Game Products covered by the purchase order. The Company shall exercise due diligence to deliver POG Multi-Game Products in the quantities and on the dates specified by the Distributor in its purchase orders, subject to delays as identified in Sections 3.3 and 8.1 hereof.

         (3.3) The Company shall give careful consideration to the Distributor's purchase orders for purchase of POG Multi-Game Products. All such orders shall be subject to the Company's acceptance. All accepted orders, regardless of whether delivery dates are specified therein, shall be subject to delays or failures in manufacture or in delivery due to any cause or event.

         (3.4) Not Applicable. See Addendum 2.

         (3.5) If any purchase order for POG Multi-Game Products is requested by the Distributor to be increased at any time after it has been acknowledged by the Company, the Company shall be entitled to charge the Distributor an expediting fee with respect to the increased portion of the purchase order to compensate it for additional costs and expenses it incurs or accrues in producing such increased portion.

         (3.6) Not later than thirty (30) days after the execution of this Agreement, the Distributor shall deliver to the Company its forecast for purchases of POG Multi-Game Products from the Company during the first six (6) months of the first year of the term hereof. After the first six (6) months, the Company and the Distributor shall cooperate to develop an estimate in writing of the Distributor's requirements for each calendar quarter of the subsequent eighteen (18) months. Thereafter, if the term of this Agreement is extended, the Distributor shall furnish the Company with its further estimates of requirements for an additional calendar quarter, so that the estimate is at all times reflecting estimated requirements of POG Multi-Game Products for six (6) calendar quarters.

         (3.7) The Company hereby warrants that for ninety (90) days following Installation of POG Multi-Game Products, it will replace any POG Multi-Game Products that are defective in material or workmanship.

         THE WARRANTY SET FORTH HEREIN IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, WHICH ARE EXPRESSLY DISCLAIMED BY THE COMPANY.

         THE DISTRIBUTOR'S EXCLUSIVE REMEDY FOR DAMAGES ARISING OUT OF BREACH OF WARRANTY WILL BE LIMITED TO REPAIR OR REPLACEMENT. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF BUSINESS OR OTHER LOSS RESULTING FROM USE OR MISUSE OF ANY POG MULTI-GAME PRODUCTS.

               ARTICLE IV-Service, Maintenance, Repair and Upgrade

         At all times during the term hereof, the Distributor shall, in addition to its other duties and responsibilities under this Agreement, use its best efforts to service, maintain, repair and upgrade and to promote the servicing, maintenance, repair and upgrading of all of the Company's products sold, leased or distributed by it throughout the Territory whether before or during the term hereof. In this regard, the Distributor agrees (i) to maintain an inventory of spare and replacement parts and (ii) to employ service, repair and maintenance personnel, in each case, at all times adequate to perform its obligations specified in the preceding sentence.

             ARTICLE V--Representations; Covenants; Indemnification

         (5.1) The Distributor hereby represents and warrants to the Company that it has obtained and holds all licenses, permits, certificates, applications or other documentation necessary to permit it to perform its duties hereunder and is duly qualified to transact all business contemplated hereunder in the Territory. The Distributor further represents and warrants that its performance and observance of this Agreement will not violate any applicable law and will not violate any agreement to which the Distributor is a party.

         (5.2) The Distributor hereby covenants and agrees that it shall comply, at all times, with all applicable laws and regulations of all governmental jurisdictions and agencies governing its performance and observance of this Agreement. Without limiting the generality of the preceding sentence, Distributor shall be responsible for and shall pay all taxes and other amounts payable at any time in respect of the POG Multi-Game Products and POG Machines imposed or assessed by any governmental jurisdiction or agency and agrees to furnish to the Company, upon request, reasonable evidence of its continuing compliance with the provisions hereof.

         (5.3) The Distributor hereby agrees to indemnify, defend and hold the Company harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including legal fees, incurred or accrued by the Company at any time or from time to time resulting directly or indirectly from the distributor's performance hereunder, including, without limitation, packaging, handling, storage or selling of the POG Machines or POG Multi-Game Products.

                     ARTICLE VI--Term; Renewal; Termination

         (6.1) The term of this Agreement shall commence on the date hereof and shall expire on December 31, 2000.

         (6.2) The term of this Agreement shall automatically be renewed for two successive terms of one (1) year each unless either party shall give written notice to the other of its decision not to renew at least 120 days prior to December 31,2000.

         (6.3) In the event that any of the terms or provisions hereof are incurably breached by the Distributor, the Company may immediately terminate this Agreement by written notice. In the event of any other breach, including the failure to meet the minimum requirements set forth in

Section 2.1, the Company may, subject to Section 2.2, terminate this Agreement by the giving of written notice to the Distributor that the Agreement will terminate on the thirtieth (30th) day from notice unless cure is sooner effected. For purposes of this Agreement, an "incurable" breach shall be committed when (i) the Distributor is dissolved, liquidated, discontinued, becomes insolvent, or when any proceeding is filed against the Distributor or commenced by the Distributor under any bankruptcy, insolvency or debtor relief laws; or (ii) the Distributor shall commit any act of fraud, dishonesty, unethical conduct, moral turpitude or similar act of misconduct injurious to the business interests of the Company.

         (6.4) In the event of termination for any reason, the rights of the Distributor to sell POG Multi-Game Products with respect to POG Multi-Game Products already sold or delivered to the Distributor shall remain unprejudiced and the Distributor may complete the sales of such POG Multi-Game Products. Upon termination of this Agreement for any reason, the Company shall be required to deliver and the Distributor shall be required to accept only the orders of POG Multi-Game Products already ordered from the Company as the Distributor shall then be under an obligation to sell or deliver.


                               ARTICLE VII--Marks

         The Distributor is hereby granted a non-exclusive, non-transferable license to use the trademarks of the Company listed on Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time (the "Marks"). Such Marks are licensed to the Distributor by the Company for use solely in connection with the marketing, advertising and promoting of POG Multi-Game Products in the Territory. The Distributor shall use the Marks only in accordance with the policies of the Company recording the use of trademarks as established by the Company from time to time. All rights of the Distributor to use the Marks shall cease immediately upon expiration or earlier termination of this Agreement for any reason whatsoever. The Marks shall remain the sole and exclusive property of the Company at all times and the Distributor agrees that it will not challenge the Company's ownership of the Marks at any time. The Distributor shall observe the same quality control standards as are generally specified by the Company for observance by its other distributors and actual practice by such other distributors and the Company shall have the right to monitor the Distributor's compliance with such quality control standards.


                           ARTICLE VIII--Miscellaneous

         (8.1) Neither party shall be liable for nonperformance or delay in performance due to any act of God; act, regulation or law of any government; war; riot; civil commotion; destruction of production facilities or materials by fire, earthquake or storm; strike; labor disturbances; epidemic; failure of public utilities or common carriers; or any limitation, requirement or prohibition imposed or required by any governmental agency having jurisdiction over the subject matter of this Agreement.

         (8.2) This Agreement represents the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous negotiations, discussions and other agreements. No delay on the part of the Company or the Distributor in exercising any of their respective rights hereunder or failure to exercise the same shall be deemed to operate as a waiver of such rights except in the specific instance in which given. None of the terms or provisions of this Agreement shall be held to have been waived by any act or knowledge of the Company or the Distributor, their agents or employees, and the terms and provisions of this Agreement may be changed, waived or varied only by a statement in writing signed by all parties hereto.

         (8.3) (A) Any notice, consent, authorization, communication or approval required to be given hereunder shall be effected by: (i) depositing it in writing in Registered or Certified Mail, or express courier with the requisite postage affixed, addressed to the party notified, or (ii) personally delivering it in writing to the party notified, at the address of such party herein below set forth or at such other latest address as may hereafter be given by such party in writing to the other for notice:

To:      Leisure Time Technology, Inc.
         5825-B Peachtree Corners East
         Norcross, Georgia 30092
         Attention: Mr.  Alan N. Johnson
                    President

To:

         [Distributor]
         Sao Paulo Games Comercial LTDA
         Rua Joaquim Floriano, 733  4o  Ander Conj 4A
         Bairro Itaim BIBI CEP 04534-012
         Attention: Fernand Mendes Dais
                    President

               (B) Unless otherwise specified in this Agreement, the date of such deposit delivery, respectively, shall be the date of such notice, consent, authorization, communication or approval.

         (8.4) While the limitations and restrictions imposed by the parties herein are considered by the parties to be reasonable in all the circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen, and, accordingly, if any of such restrictions shall be adjudged to be void, but would be valid if part of the wording thereof were deleted or the period, if any, thereof reduced or the range of activities or area dealt with thereby reduced in scope, said restriction shall apply with such modifications as may be necessary to make it valid and effective, provided, however, that this Agreement is not hereby rendered fundamentally different in its content or effect.

         (8.5) The Distributor shall not assign or transfer, partially or entirely, any of its rights or interest or obligations under this Agreement, including through the sale of the Distributor's business or a sale of the majority of the stock of the Distributor, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

         (8.6) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

         (8.7) The headings for the Articles of this Agreement are to facilitate reference only, do not form a part of this Agreement and shall not in any way affect the interpretation hereof.

         (8.8) Upon execution of this Agreement, neither party shall give any public notice or make any press announcement regarding this Agreement except such notice or press announcement as has been jointly developed and agreed upon by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LEISURE TIME TECHNOLOGY, INC.
                                       -----------------------------------------


By:  /s/
    -------------------------------    -----------------------------------------

Title:
       ----------------------------    -----------------------------------------

Date:
      -----------------------------    -----------------------------------------

Sao Paulo Gamers Comercial LTDA:

By:  /s/
    ----------------------------------------------------------------------------
         Fernando Mendes Dais, President

Dated:
       -------------------------------------------------------------------------

By:  /s/
    ----------------------------------------------------------------------------
         Jose Paulo Teixeira Cruz Figueiredo, Director

Dated:
       -------------------------------------------------------------------------

By:  /s/
    ----------------------------------------------------------------------------
         Artur Jose Valente De Oliveira Caio, Director

Dated:
       -------------------------------------------------------------------------
         i     cXo s
         HG*ee s Addendum 1. Distribution Agreement between Sao
Paulol!Comercial, LTDA and Leisure Time Technology, Inc.

1.) Price: $5,300.00 per machine FOB, best port of call east coast USA. Includes the Cash Code model Amazing Brazil plus bill exceptor, Azkoyen model #60k Coin exceptor, Coin head with plunger, LCD progressive display and Asashi Seiko coin hopper. 2.) Price: $300.00 per Round top accessory, includes glass, inside assembly and necessary mounting brackets.

m WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date written herein.

Date: St3/o/ / fig--

Sao Paulo Games ComerciLpA:

By ~(L)~tt
        Fer~iando Mw 5,~, Preslde e

Date:( / /

By: tj
        Jose Paulo eixe Ira Cruz Figueiredo, Director
        Date: A 9 - >

' ~ose va ente 1 b ( )liveira Caio, Director

oZ e} 3~

         b.     .9       o

         Date:  j
AMENDED AND RESTATED
ASSET PURClIASE AGREEMENT

         THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT ("Agreement") dated as of January 31, 1997 is between LEISURE TIME CASINOS & RESORTS, INC., a Colorado corporation ("Buyer"), and STAR OF CINCINNATI, INC., formerly known as STAR CRUISES OF CINCINNATI, INC., an Ohio corporation ("Seller").

W I T N E S S E T H:

         WHEREAS, Buyer and Seller are parties to the Asset Purchase Agreement dated as of January 25, 1996 (including all amendments, supplements or other modifications thereto whether verbal or in writing at any time made prior to the date of this Agreement, the "Asset Purchase Agreement"); and

         WHEREAS, Buyer and Seller desire to enter into this Agreement for the purpose of amending and restating the Asset Purchase Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals, the mutuality of the terms, covenants and conditions of this Agreement and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Asset Purchase Agreement to read and provide as follows:

         1. Purchase and Sale. Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, assign and deliver to Buyer at the Closing (as such term is defined below), all of the following assets (the "Assets"):

         1.1 The whole of the M/V "Star of Cincinnati", f/k/a "Star of Detroit", United States Coast Guard ("USCG") Official No. 671576, together with all of her tackle, apparel, furniture, fittings, tools, spare parts, supplies, equipment, boats, engines, machinery, anchors, chains, electronics and all other appurtenances and accessories thereunto appertaining and belonging (the "Vessel").

         1.2 The whole of the "Star Landing", f/k/a "Lively Lady", Ohio No. 230102, together with all of her tackle, apparel, furniture, fittings, tools, spare parts, supplies, equipment, boats, machinery, anchors, chains, electronics and all other appurtenances and accessories thereunto appertaining and belonging (the "Star Landing").

         1.3 All right, title and interest of Seller in and to "Star of Cincinnati", "Star Landing" and all other trade names and trademarks used by Seller in its former river/oat ff~
C,,
excursion dining cruise business headquartered in Cincinnati, Ohio and the right to use the name "Star" and all derivatives thereof.

         1.4 All plans, logs, reports, data, notes, instruction books and other information pertaining to the Vessel or the Star Landing.

         1.5 Any other tangible and intangible assets pertaining to the Vessel or the Star Landing, including, without limitation, all licenses, permits, approvals, consents and certifications .

         2. Purchase Price. In consideration of the sale, transfer, conveyance, and assignment of the Assets to Buyer, Buyer shall pay to Seller at the Closing the sum of $2,550,000 in cash (the "Purchase Price") by wire transfer of immediately available funds.

         3. No Mortgages. Liens. Rights or Encumbrances. The Assets are being sold by Seller and being purchased by Buyer free and clear of all mortgages, liens, rights and other encumbrances and Buyer is not assuming and shall not otherwise be liable, directly or indirectly, for any of

Seller's contracts, agreements, leases, debts, obligations or liabilities whatsoever in respect of the Assets.

4.  Closing.

         4.1 The closing of Buyer's purchase of the Assets contemplated by this Agreement (the "Closing") shall take place at the offices of Keating, Muething & Klekarnp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio, commencing at 10:00 a.m. local time on a date mutually agreeable to the parties on or before February 3, 1997 or at such later time and date as the parties shall hereafter agree upon (the "Closing Date").

         4.2 Seller shall deliver possession of (i) the Vessel to Buyer at its current location in Panama City, Florida and (ii) the Star Landing to Buyer at its current location in Dayton, Kentucky, each safely afloat. Possession of the other Assets shall be delivered by Seller to Buyer at Cincinnati, Ohio or such other location mutually agreeable to the parties, immediately after the consummation of the Closing.

         4.3 Except for Seller completing repairs to the Vessel's propellers, starboard shaft and gears attributable to the Vessel having struck a submerged object on or about February 3, 1996, the Vessel shall, upon Closing, be sold "AS IS, WHERE IS" without drydocking. If all of such repairs to the Vessel shall not have been completed before the Closing Date, the Closing will still occur and an escrow will be established at the Closing with a portion of the Purchase Price to cover the cost of the uncompleted repairs. The Star Landing shall, upon Closing, be sold "AS IS, WHERE IS" without drydocking.

         5. Seller's Warranties and Representations. Seller hereby represents and warrants to Buyer (which representations and warranties shall survive the Closing) as follows:

         5.1 Corporate Status of Seller. Seller is a corporation duly organized and validly existing in good standing under the laws of Ohio and has the corporate power and authority to sell the Assets under this Agreement. Seller was formerly known as Star Cruises of Cincinnati, Inc.

         5.2 Authorization of Transaction. The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized by its board of directors and the shareholders of Seller and Seller has taken all necessary corporate action required for the authorization and approval of this Agreement. This Agreement is binding upon and enforceable against Seller in accordance with its terms.

         5.3 Performance of Agreement. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated herein will not result in the breach of any of the terms, covenants or conditions of, or constitute a default with respect to, the Articles of Incorporation or the ByLaws/Regulations of Seller or any contract, agreement, indenture, note, bond, license or other instrument or obligation to which the Seller is now a party or by which the Seller or any of its property or assets, including the Assets, may be bound or affected or, to Seller's knowledge, violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative body or governmental body applicable to Seller or the Assets.

         5.4 Title to Assets. Seller is the true and lawful owner of all of the Assets. On the Closing Date, title to and ownership of the Assets shall be transferred to Buyer free and clear of all mortgages, liens, rights and other encumbrances, including all indebtedness and other amounts owed to Comerica Bank, Detroit, Michigan, and all maritime and tax liens, or any other debts, obligations or liabilities, including, without limitation, the claims of customers, vendors or governmental authorities whatsoever relating to the Assets.

         5.5 Litigation. Except for the litigation now pending in the United States District Court for the Northern District of Florida, Panarna City Division, entitled Comerica Bank v. M/V Star of Cincinnati, being Case No. 5:96CV212/RV, which litigation shall be settled or otherwise dismissed with prejudice on or before the Closing, there is no existing or, to the best of Seller's knowledge, threatened action, suit or proceeding, either legal, fsLuitable
-4

or administrative, affecting the Assets or any part thereof in any court or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental authority.

         5.6 Violation of Laws. The Seller is not in violation of any law, rule, regulation or court or administrative orders or processes applicable to it or the Assets.

         5.7 Solvency of Seller. The Seller is not insolvent and will not be rendered insolvent as a result of the consummation of the transactions contemplated by this Agreement.

         5.8 Broker. At the Closing, Seller agrees to pay to Coastal Marine the full amount of any and all fees, commissions and other amounts due and payable to Coastal Marine as a result of the consummation of the transactions provided for in this Agreement. Buyer shall have no liability or obligation to pay any fees, commissions or other amounts due or payable to any broker, finder or agent, including, without limitation, Coastal Marine, with respect to this Agreement or the transactions contemplated hereby.

         5.9 Environmental Matters. (a) Except for fuel and other petrochemical products used or useful in the operation or maintenance of the Vessel or the Star Landing, the Assets are, as of the date of this Agreement, and will be, as of the Closing Date, free and clear of any and all Hazardous Materials (as such term is defined below).

         (b) Except for the flooding of the Star Landing on or about May 13, 1996 and the Release of Hazardous Materials in the environment as a result of such flooding (the "May 1996 Release"), Seller has not caused or suffered to occur any Release (as such term is defined below) of any Hazardous Materials with respect to the Assets at any time prior to the date hereof.

         (c) The term "Hazardous Materials" as used in this Agreement shall mean
(i) any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by any federal, state or other governmental authority in any jurisdiction in which Seller owned, leased or operated any of the Assets or forms the basis of liability under any federal, state or other environmental law, rule or regulation, including any material or substance which is either (A) defined as, (B) included in the definition, listing or identification of, or (C) otherwise regulated as, a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any environmental laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

         (d) The term "Release" as used in this Agreement shall mean any release, spill, emission, leaking, pumping, pouring, emptying, discharging, injecting, escaping, dumping, disposing, leaching or migration of Hazardous Materials in the indoor or outdoor environment by Seller (or by a person under Seller's direction or control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property.

         (e) The May 1996 Release was cleaned up by Heritage Environmental Services, Inc. on behalf of Seller in accordance with the requirements of the United States Coast Guard. Seller shall cause Heritage Environmental Services, Inc. to deliver to Buyer a certificate to such effect at or prior to the Closing. Such certificate shall be in form and substance reasonably acceptable to Buyer.

         6. Representations and Warranties of Buver. Buyer represents and warrants to Seller (which representations and warranties shall survive the Closing) as follows:

         6.1 Corporate Status of Buver. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado and has the corporate power and authority to purchase the Assets under this Agreement.

         6.2 Authorization of Transaction. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by its board of directors and Buyer has taken all necessary corporate action required for the authorization and approval of this Agreement. This Agreement is binding upon and enforceable against Buyer in accordance with its terms.

         6.3 Performance of Agreement. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated herein will not result in the breach of any of the terms, covenants or conditions of, or constitute a default with respect to, the Articles of Incorporation or the Bylaws/Regulations of Buyer or any contract, agreement, indenture, note, bond, license or other instrument or obligation to which Buyer is now a party or by which Buyer or any of its property or assets may be bound or affected or, to Buyer's knowledge, violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative body or governmental body applicable to Buyer.

         7. Tax Matters. Buyer shall be responsible for the payment of any and all sales, use, transfer or delivery taxes, assessments, fees or duties of any kind arising out of the sale, transfer or delivery of the Assets levied or imposed by any federal, state or local government or taxing authority. If the levy or imposition of any such tax, assessment, fee or duty shall be made upon the Seller, Buyer shall pay such amount to Seller upon demand of the amount thereof. Seller shall promptly notify Buyer thereof and Buyer shall have the right to contest any such tax, assessment, charge, fee or duty.

         8. Bulk Sales. Buyer and Seller agree that the bulk sales laws are inapplicable to the transactions contemplated by this Agreement.

         9. Risk of Loss. The risk of loss to any of the Assets being purchased shall remain with Seller until Closing pursuant to Section 4.2. If any Asset sold hereunder shall be substantially damaged or destroyed by fire, casualty or other cause prior to the Closing, Seller shall immediately notify Buyer thereof and furnish to Buyer a written statement of the amount of the insurance, if any, payable on account thereof. For purposes of this Agreement, Assets shall be deemed to be substantially damaged if the cost of replacement or repair of all damages prior to completion of this transaction will exceed $200,000. Within 10 days after receipt of notice of any such damage or destruction, Buyer may terminate this Agreement. If any Asset is not substantially damaged, it shall be promptly repaired or replaced at Seller's expense prior to the Closing and the Closing Date shall be extended, if necessary, for a reasonable period in order to permit such repairs or replacement.

         10. Conditions to Obligations of Buyer to Close. The obligation of Buyer to consummate this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer:

         10.1 Seller shall have delivered a Bill or Bills of Sale for the Assets, in form and substance satisfactory to Buyer, free and clear from all liens, charges and encumbrances whatsoever.

         10.2 Seller shall have obtained an Abstract of Title from the United States Coast Guard covering the Vessel. The Abstract of Title shall be dated as of a recent date prior to the Closing Date reasonably accepted to Buyer. Seller shall have delivered the original Abstract of Title and Certificate of Documentation for the Vessel to Buyer.

         10.3 Seller shall have delivered to Buyer or shall have caused to be delivered to Buyer documentation in form and substance reasonably acceptable to Buyer and its legal counsel evidencing and providing for the satisfaction, termination, release and discharge of all mortgages, liens, claims and other encumbrances on, to or in the Assets except for the Preferred Mortgages dated May 28, 1992 granted by Seller to Henry E. Davis, Trustee, securing indebtedness in the aggregate amount of $3,000,000 (the "Davis Mortgages").

         10.4 Seller and Buyer shall have entered into an agreement (the "Davis Agreement") with Henry E. Davis, Trustee, whereby in consideration of Buyer's issuance to Henry E. Davis, Trustee, of 150,000 unregistered shares of Buyer's Common Stock, Henry E. Davis, Trustee, shall execute and deliver to Buyer documentation in form and substance reasonably acceptable to Buyer and its legal counsel evidencing and providing for the satisfaction, termination, release and discharge of (a) the Davis Mortgages referred to in Section 10.3 and described in the Abstract of Title for the M/V Star of Cincinnati referred to in Section
10.2 and (b) all indebtedness secured by the Davis Mortgages. The Davis Agreement shall be in form and substance reasonably acceptable to Seller and its legal counsel and also to Buyer and its legal counsel. The transactions and deliveries of documentation and shares of Buyer's Cornmon Stock under the Davis Agreement shall close and occur simultaneously with the closing of this Agreement.

         10.5 Prior to the Closing of this Agreement, Seller shall have assigned to Buyer and Seller shall have caused Comerica Bank to have assigned to Buyer all of their respective rights, as insureds, loss payees or otherwise, in and to all insurance proceeds due or to become due with respect to claims for known or unknown damages that are allocable to insurance policies covering the Vessel and the Star Landing. The form and substance of each such assignment shall be reasonably acceptable to Buyer and its legal counsel. The assignment from Comerica Bank shall be effective immediately upon full payment to Comerica Bank of all amounts payable to it by Seller secured by the Assets.

         10.6 Seller shall have conducted searches of the necessary offices where uniform commercial code filings are made and shall have determined that the Assets are free and clear of all mortgages, liens, claims and other encumbrances.

         10.7 Seller shall have caused Heritage Environmental Services, Inc. to have delivered to Buyer the certificate referred to in Section 5.9(e).

         10.8 The representations and warranties made by Seller herein shall be deemed to be repeated on the Closing Date with the same force and effect as if made on such date and shall be true and correct in all respects as though made on and as of the Closing Date.

         10.9 Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller. - 8

         10.10 All necessary corporate action shall have been taken by Seller's board of directors and shareholders to authorize the execution, delivery and performance of this Agreement.

         10.11 The Assets shall be in as good a condition as they were on the date of execution of this Agreement, reasonable wear and tear excepted, subject only to the provisions of Section 4.3.

         10.12 Seller shall have delivered such resolutions, certificates and other documents reasonably requested by Buyer or Buyer's counsel.

         11. Conditions to Obligations of Seller to Close. The obligation of Seller to consummate this Agreement shall be subject to the following conditions, any one or more which may be waived by Seller:

         11.1 The representations and warranties made by Buyer herein shall be deemed to be repeated on the Closing Date with the same force and effect as if made on such date, and shall be true and correct in all respects as though made on and as of the Closing Date.

         11.2 All necessary corporate action shall have been taken by Buyer's board of directors to authorize the execution, delivery and performance of this Agreement.

         11.3 Buyer shall have delivered such resolutions, certificates and other documents reasonably requested by Seller or Seller's counsel.

12. Indemnification: Setoff and Noncompetition.

         12.1 Buyer shall indemnify and hold Seller, Charles W. Henne and R. Dudley Webb harmless from and against any cost or expense, including attorneys' fees and expenses, arising out of or relating to:

         (a) all debts, liabilities and obligations of Buyer of any nature arising from Buyer's ownership or use of the Assets after the Closing Date; and

         (b) any liability, loss, claim, damage or deficiency resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any term, covenant or condition on the part of Buyer under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Buyer hereunder.

~,
- 9

         12.2 Seller shall indemnify and hold Buyer harmless from and against any cost and expense, including attorneys' fees and expenses, arising out of or relating to:

         (a) all debts, liabilities and obligations of Seller of any nature arising from the Assets, whether known or unknown, incurred on or prior to the Closing Date; and

         (b) any liability, loss, claim, damage or deficiency resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any term, covenant or condition on the part of Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Buyer hereunder.

         12.3 If either party shall suffer or incur any liability, loss, claim, damage or deficiency resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any term, covenant or condition on the part of the other party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the other party, then, in each such case, such party shall, in addition to the exercise of all of its other rights and remedies under applicable law, be entitled, with or without notice to the other party, to setoff against all amounts then or thereafter owed by it to the other party the full and absolute amount of all such liabilities, losses, claims, damages or deficiencies suffered or incurred by it.

         12.4 (a) Seller agrees that, for a period of five (5) years following the Closing Date, neither Seller or any corporation, partnership or other entity which is affiliated with Seller nor Charles W. Henne or R. Dudley Webb or any corporation, partnership or other entity which is controlled by Charles W. Henne or R. Dudley Webb (collectively, the "Non-Compete Parties") shall engage in the excursion dining and/or gaming cruise business in direct competition with Buyer's operation of the Vessel in the excursion dining and/or gaming cruise business, except for the excursion dining and/or gaming cruise business as operated by R. Dudley Webb in Key West, Florida on the date of this Agreement (the foregoing covenant is hereinafter referred to as the "Non-Compete Covenant").

         (b) Buyer acknowledges and agrees that the ownership, operation and/or management of marinas and/or marina facilities by any of the Non-Compete Parties shall not constitute direct competition in breach of the Non-Compete Covenant even if a vessel ("Competing Vessel") engaged in direct competition with Buyer's operation of the Vessel in the excursion dining and/or gaming cruise business is docked or moored at/in any marina or marina facility owned, operated or managed by any of the Non-Compete Parties so long as none of the Non-Compete Parties directly or indirectly owns (through equity ownership or otherwise), operates or manages the Competing Vessel.

         (c) Buyer further acknowledges and agrees that the ownership, operation and/or management of hotels, motels, restaurants, casinos and other hospitality, dining and gambling facilities by any of the Non-Compete Parties shall not constitute direct competition in breach of the Non-Compete Covenant so long as any such facility engaged in direct competition with Buyer's operation of the Vessel in the excursion dining and/or gaming cruise business is located on land and permanently affixed to land.

         (d) In furtherance of compliance with the Non-Compete Covenant by the NonCompete Parties, Buyer shall notify Seller in writing as to the location of the Vessel's dockage or moorage at the time Buyer first places the Vessel in the excursion dining and/or gaming cruise business and on each subsequent occasion, if any, thereafter Buyer moves the Vessel to a different place of dockage or moorage and each such notification shall be deemed to constitute notice thereof to all of the

Non-Compete Parties; provided, however, Buyer's failure to so notify Seller at any time shall not relieve any of the Non-Compete Parties from their obligation to comply with the Non-Compete Covenant if, at any time during which direct competition in breach of the Non-Compete Covenant shall occur, the breaching Non-Compete Party or Parties shall otherwise have actual knowledge of the location of the dockage or moorage of the Vessel.

         (e) Notwithstanding the foregoing provisions of this Section 12.4, if, at the time Buyer first places the Vessel in business and on each subsequent occasion, if any, thereafter Buyer moves the Vessel to a different place of dockage or moorage, any of the Non-Compete Parties are already engaged in a business at such location ("Pre-Existing Business") that would constitute a breach of the Non-Compete Covenant after Buyer places the Vessel in business at such location, the Pre-Existing Business shall not be deemed to constitute a breach of the NonCompete Covenant and the Non-Compete Parties shall thereafter be entitled to engage in such business at such location and shall not be limited or restricted by the Non-Compete Covenant.

         13. Termination. The transactions contemplated by this Agreement may be terminated on or before the Closing Date as follows: (a) by mutual written agreement of each of the parties hereto; (b) by Buyer or Seller if any representation or warranty made herein by the other was untrue or false in any material respect as of the date given or made, (c) by Buyer or Seller if any condition precedent to its obligation to close has not occurred and cannot be satisfied within a reasonable period of time. In the event this Agreement is terminated pursuant to any of the foregoing provisions, except as set forth below, this Agreement shall forthwith become wholly void and of no force or effect and there shall be no liability on the part of the parties hereto. If for any reason on the Closing Date there has been non-fulfillment of any undertaking by or

,

_ _ o /
, Ct,
- ll

condition precedent for any party not waived in writing by the party in whose favor such undertaking or condition runs, the party in whose favor such undertaking or condition runs may refuse to consummate the transactions contemplated by this Agreement without any liability or obligation on its part whatsoever. In the event of any non-fulfillment of an undertaking by Buyer or by Seller, the refusal by Buyer or by Seller to consummate the transactions hereby contemplated because of non-fulfillment by the other party shall not constitute an election of remedies by Buyer or by Seller and Buyer or Seller may pursue whatever legal rights and remedies they may have at law or in equity by reason of such non-fulfillment or failure by Buyer or Seller.

         14. Expenses. Buyer and Seller shall each bear their own legal, accounting, appraisal, and other expenses in connection with the negotiation, preparation and consummation of this Agreement and transactions contemplated hereunder.

         15. Covenants Pending Closing. Seller agrees to cooperate with Buyer so as to insure a smooth and orderly transition of the transfer of the Assets to Buyer. Seller shall insure that Buyer has access to the Vessel and the Star Landing, including ingress and egress rights. Between the date of this Agreement and the Closing Date, Seller shall not, without the prior written consent of Buyer, (a) enter into any other agreement or incur any other obligation with respect to the Assets; or (b) sell, abandon or otherwise dispose of or pledge, mortgage or encumber any of the Assets.

         16. Further Assurances. From time to time after the date hereof, at Buyer's request and without further consideration, Seller shall execute and deliver such instruments of conveyance, assignment and transfer and take such other actions as Buyer may reasonably require to enable Seller to more effectively transfer to Buyer and to put Buyer in possession of the Assets.

         17. Survival of Representations and Warranties. The representations and warranties set forth herein shall survive the Closing.

         18. Notices. Whenever it is provided in this Agreement that any notice or other communication shall or may be given to or served upon a party by the other party, or whenever a party desires to give or serve upon the other party any communication with respect to this Agreement, each such notice or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt or three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile confirmed by telecopy answerback) or by delivery of a copy by personal delivery, (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number as follows:

If to Seller at:

With a copy to:

If to Buyer at:

With a copy to:

Star of Cincinnati, Inc.
10555 Montgomery Road
Cincinnati, Ohio 45242
Attention: Charles W.  Henne
Facsimile No.  (513) 794-9229

Webb, Hoskins, Glover & Strafford, P.S.C.
3010 Lexington Financial Center

250 West Main Street
Lexington, Kentucky 40507
Attention: R.  Dudley Webb, Esq.
Facsimile No.  (606) 281-5644

Leisure Time Casinos & Resorts, Inc.
1284 Miller Road
Avon, Ohio 44011
Attention: Alan N.  Johnson
Facsimile No.  (216) 934-1027

Keating, Muething & Klekamp, P.L.L.
1800 Provident Tower
One East Fourth Street
Cincinnati, Ohio 45202
Attention: James R.  Whitaker
Facsimile No.  (513) 579-6956

         19. Amendment. This Agreement may not be amended or terminated orally, but may only be amended by an agreement in writing signed by the party against whom enforcement of any waiver, amendment, modification, extension, discharge or termination is sought.

         20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon Closing, will supersede and replace all prior agreements, understandings and negotiations, oral and written, between the parties hereto with respect to the subject matter hereof, including, without limitation, (i) the

 .  ,.
- 13

Asset Purchase Agreement, (ii) the letter agreement dated January 25, 1996 from Alan N. Johnson on behalf of Buyer to Charles W. Henne on behalf of Seller (the "1/25/96 Letter Agreement"), and (iii) the agreement entitled "REVISED AGREEMENT FOR PURCHASE OF THE STAR OF CINCINNATI AND STAR LANDING" dated December 21, 1996 between the parties (the "12/21/96 Terms Agreement").

         Effective upon Closing, each of the parties hereby forever waives, releases and discharges and agrees to hold the other party and each of its shareholders, directors, officers, employees, agents and independent contractors (the "Released Parties") harmless from and against any and all claims, rights, suits or liabilities arising directly or indirectly from or by reason of the Asset Purchase Agreement, the 1/25/96 Letter Agreement and the 12/21/96 Terms Agreement, whether known or unknown as of the date hereof. Effective upon Closing, each of the parties hereby covenants and agrees not to sue any of the Released Parties with respect to any of such matters.

         Effective upon Closing, each of the parties hereby further covenants and agrees that it shall be solely responsible for and shall bear all of its legal, accounting, appraisal and other expenses paid, incurred or accrued by it under or as a result of the Asset Purchase Agreement, the 1/25/96 Letter Agreement and the 12/21/96 Terms Agreement.

         21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one -and the same instrument.

         22. Assignability, Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto, except that Buyer shall be entitled to assign its rights hereunder to any wholly-owned subsidiary of Buyer and Seller shall be entitled to assign or transfer the Purchase Price or the Stock Consideration to any of its shareholders ("Permitted Transfers"). If any Permitted Transfer shall occur, the assigning or transferring party shall give written notice thereof to the other party.

         23. Governing Law. This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

         24. Waiver. Any consent by any party, or waiver of, any breach of any provision of this Agreement by the other, whether express or implied, shall not constitute a consent, waiver of, or excuse for any breach of any other provision or subsequent breach of this - 14 provision. Any waiver of any terms of this Agreement shall be in a writing executed by the waiving party.

         25. Construction. The parties acknowledge that this Agreement was initially prepared by legal counsel for Buyer and that both parties and their respective legal counsel have read and negotiated the language used herein. The parties agree that because both parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of the party's role in drafting this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Asset Purchase Agreement on the date first above written.

STAR OF CINCINNATI, INC.

B>g 4~/>9
Name: /CAfARl(pound)S ~, AESSE

Title C*ZA{RRAU
 .

LEISURE TIME CASINOS & RESORTS, INC.  _

         (        Name:; <gaw C

330818.10
ACCORD AND SATISFACTION AND RELEASE OF MORTGAGES AGREEMENT

         This Accord and Satisfaction and Release of Mortgages Agreement ("Agreement") dated as of February 3, 1997 by LEISURE TIME CASINOS AND RESORTS, INC., a Colorado corporation ("Leisure Time"), STAR OF CINCINNATI, INC., an Ohio corporation ("Star") and HENRY E. DAVIS, TRUSTEE ("Trustee").

WITNESSETH:

         WHEREAS, Star on May 28, 1992, granted to Trustee a mortgage recorded with the United States Coast Guard, St. Louis, Missouri at Book PM-139, Page 225, in the amount of $2,300,000, and a mortgage recorded with the United States Coast Guard, St. Louis, Missouri at Book PM-130, Page 225, in the amount of $700,000, securing indebtedness in the aggregate amount of $3,000,000 (together, the "Davis Mortgages");

         WHEREAS, Star and Leisure Time are parties to an Amended and Restated Asset Purchase Agreement ("Asset Purchase Agreement") dated as of January 31, 1997 which provides that as a condition to the closing of Leisure Time's obligations under the Asset Purchase Agreement, Star, Leisure Time and Trustee shall have entered into an agreement whereby in consideration of Leisure Time's issuance to Trustee of 150,000 unregistered shares of Leisure Time's cornmon stock, Trustee shall execute and deliver to Leisure Time documentation evidencing and providing for the satisfaction, termination, release and discharge of the Davis Mortgages and the payment in full of all indebtedness secured by the Davis Mortgages.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutuality of this Agreement, the parties agree as follows:

         1. Capitalized Terms. Capitalized terms not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

         2. Issuance of Shares. Leisure Time shall issue to Trustee 150,000 shares of its Common Stock ("Shares"). The Shares will not be registered under the Securities Act of 1933 (the "Act") or under the laws of any state and in accepting delivery of the Shares, the Trustee shall thereby acknowledge Leisure Time is not obliged to so register any of the Shares at any time in the future. The certificate or certificates representing the Shares shall include a customary legend to the effect that the Shares may not be transferred by the holder thereof in the absence of (a) an effective registration statement for the shares under the Act and applicable state laws or (b) an opinion of counsel for Leisure Time that such registration is not required. Leisure Time shall deliver a certificate representing the Shares to the Trustee as soon as practicable after the date of this Agreement.

         3. Satisfaction of Davis Mortgages and Indebtedness. In consideration of the issuance of the Shares, the Trustee hereby satisfies, terminates, releases and discharges the Davis Mortgages and all indebtedness secured by the Davis Mortgages is hereby deemed to be paid in full.

         4. Release and Discharge. Trustee does hereby release and discharge Star and Leisure Time from and against any and all claims, causes of action, liabilities and demands of any nature, -2 kind or description whatsoever relating, directly or indirectly, to the Davis Mortgages or any indebtedness secured by the Davis Mortgages.

         5. Further Assurances. Trustee further agrees to execute and deliver, at any time and from time to time after the date hereof, such satisfactions of mortgage, releases, termination statements and other documents and instruments as Leisure Time may reasonably request in connection with the foregoing provisions of the this Agreement.

         6. Put Option. In the event Leisure Time's initial public offering of its Common Stock shall not have been closed on or before February 3, 2000, Trustee shall be entitled, during the period beginning on February 3, 2000 and ending on May 3, 2000, but only during such period, to sell to Leisure Time, upon 30 days' prior written notice to Leisure Time, all or any portion of the Shares for a price of $7.50 per share. Leisure Time shall pay Trustee the aggregate price for all Shares so sold, without interest, at the rate of 10% per month for 10 consecutive months with the first such payment due on the closing date of Trustee's sale of the Shares to Leisure Time and each subsequent monthly payment due on the same day in each consecutive month thereafter until such aggregate price shall have been paid in full. The certificate or certificates representing the Shares shall also include a legend to the effect of the foregoing provisions of this Section 6.

         7. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio and all of its terms and conditions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

417956.2

LEISURE TIME CASINOS AND RESORTS, INC., a Colvion

1.<

Name:< .  C;W~,52 z /,--5,2ob G

STAR BCINCINNATI, INC., a,n Ohio corporation By: Nar4e:/ C;CAFtLg5 Z tEz Tit*/
<~lt84S

Henry E.~Davis, Trustee